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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                  July 19, 2000



                            Baker Hughes Incorporated
               (Exact name of registrant as specified in charter)




          Delaware                       1-9397                  76-0207995
(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)             Identification No.)


          3900 Essex Lane, Houston, Texas                          77027
     (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (713) 439-8600
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         ITEM 5.  OTHER EVENTS.

         On July 19, 2000, the Board of Directors of Baker Hughes Incorporated (the "Company") elected Michael E. Wiley to be the Company's Chairman of the Board, President and Chief Executive Officer effective as of August 14, 2000. Mr. Wiley was elected as a Director effective as of August 14, 2000 to serve as a Class III Director for the remainder of the term, which is scheduled to expire at the 2003 Annual Meeting of Stockholders of the Company. Joe B. Foster will remain interim Chairman, President and Chief Executive Officer until August 14, 2000.

         Joe B. Foster and Lester M. Alberthal each tendered their resignations as Class II Directors of the Company effective as of August 14, 2000, subject to acceptance by the Board of Directors. Mr. Wiley and the Board of Directors requested that Messrs. Foster and Alberthal continue to serve as Directors of the Company until the 2001 Annual Meeting of Stockholders of Company to provide continuity and an orderly transition process; thus, the Board of Directors rejected their respective resignations. Messrs. Foster and Alberthal have agreed to continue to serve as Class II Directors of the Company.

         A copy of the press release is filed as Exhibit 99.1 hereto and is hereby incorporated by reference.


         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  99.1 - Press Release of the Company dated July 19, 2000, announcing the election of Mr. Wiley as Chairman of the Board, President and Chief Executive Officer.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BAKER HUGHES INCORPORATED



Date:  July 25, 2000                         By: /s/ Daniel J. Churay
                                                --------------------------------
                                                     Daniel J. Churay
                                                     Assistant Secretary

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                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

 99.1 - Press Release of the Company dated July 19, 2000, announcing the election of Mr. Wiley as Chairman of the Board, President and Chief Executive Officer.